UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TXU Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TXU Corp.

1601 Bryan Street

Dallas, Texas 75201

April 28, 2005

Dear Shareholder:

By now, you should have received TXU’s 2005 proxy statement related to our upcoming annual meeting of shareholders. After further review, we have determined that a clerical error was made and that the amounts shown in the proxy statement on page 42 as fees billed to TXU by our independent auditors in 2004 are inaccurate. Although the corrections do not affect TXU’s 2004 reported financial statements, the proxy statement page impacted by the corrections is found on the reverse side of this letter with the corrections highlighted to ensure that you have the accurate information for your records.

If you need any assistance with your proxy voting, please contact TXU Shareholder Services at 1-800-828-0812.

Very truly yours,

/s/ Kim K.W. Rucker

Kim K. W. Rucker

Senior Vice President,

Secretary and Chief Governance Officer

For the years ended December 31, 2004 and 2003, fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

	2004	2003
Audit Fees. Fees for services necessary to perform the annual audit, review Securities and Exchange Commission filings, fulfill statutory and other attest service requirements, provide comfort letters and consents	$6,749,000 ~~$4,925,000~~	$5,462,000

Audit-Related Fees. Fees for services including employee benefit plan audits, due diligence related to mergers, acquisitions and divestitures, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards	3,122,000 ~~2,046,000~~	1,525,000

Tax Fees. Fees for tax compliance, tax planning, and tax advice related to mergers and acquisitions, divestitures, and communications with and requests for rulings from taxing authorities	349,000 ~~277,000~~	468,000

All Other Fees. Fees for services including process improvement reviews, forensic accounting reviews, litigation and rate case assistance	0	192,000

Total	$10,220,000 ~~$7,248,000~~	$7,647,000

Representatives of Deloitte & Touche are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

The Board of Directors Recommends a Vote FOR the Approval of Auditors.

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